Exhibit 23.3

Independent Auditors’ Consent

The Board of Directors

Tibco Software, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

/s/    KPMG LLP

Mountain View, California

December 22, 2003